UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 27, 2010

Date of Report (Date of earliest event reported)
Smith & Wesson Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 Roosevelt Avenue
Springfield, Massachusetts
01104

(Address of Principal Executive Offices) (Zip Code)
(800) 331-0852

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     On September 27, 2010, we held an annual meeting of stockholders to consider and vote upon the following proposals: (1) to elect directors to serve until our next annual meeting of stockholders and until their successors are elected and qualified; and (2) to ratify the appointment of BDO USA, LLP (formerly BDO Seidman, LLP), an independent registered public accounting firm, as our independent registered public accountants for the fiscal year ending April 30, 2011.
     The following directors were elected at the annual meeting:

			Broker
Director	Votes Cast For	Votes Withheld	Non-Votes
Barry M. Monheit	20,829,870	2,580,475	24,007,294
Robert L. Scott	19,368,828	4,041,517	24,007,294
Michael F. Golden	20,268,416	3,141,929	24,007,294
Jeffrey D. Buchanan	20,677,883	2,732,462	24,007,294
John B. Furman	20,811,252	2,599,093	24,007,294
Mitchell A. Saltz	13,719,532	9,690,813	24,007,294
I. Marie Wadecki	20,777,022	2,633,323	24,007,294
     Our stockholders also ratified the appointment of BDO Seidman, LLP as our independent registered public accountants for the fiscal year ending April 30, 2011. The results of the vote to approve this proposal were as follows:

	Votes Cast	Votes Cast		Broker
	For	Against	Abstentions	Non-Votes
Ratification of BDO USA, LLP as independent registered public accountants	44,233,728	944,689	2,239,222	—
     Broker non-votes did not affect the outcome of either proposal voted on at the meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date: December 2, 2010	By:	/s/ John R. Dineen
John R. Dineen
Interim Chief Financial Officer and Assistant Secretary

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